EXHIBIT 99.1
Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Financial Statements
Years Ended December 31, 2008 and 2007, and the
Period From October 23, 2006 (Inception) to December 31, 2008

Report of Independent Auditors
Board of Directors and Stockholders
Symphony Allegro, Inc.
We have audited the accompanying balance sheets of Symphony Allegro, Inc. (a wholly owned subsidiary of Symphony Allegro Holdings LLC) (a development stage company) (the Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from October 23, 2006 (inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Symphony Allegro, Inc. (a wholly owned subsidiary of Symphony Allegro Holdings LLC) (a development stage company) at December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and for the period from October 23, 2006 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
August 26, 2009

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Balance Sheets

	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$21,318,022	$39,473,993
Prepaid expenses	107,180	103,200

Total current assets	21,425,202	39,577,193

Total assets	$21,425,202	$39,577,193

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$—	$20,827
Payable to related parties	1,562,952	1,304,632
Accrued clinical trial expenses to a related party	898,915	697,725
Accrued expenses	65,000	65,000

Total current liabilities	2,526,867	2,088,184

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized, 50,000 shares issued and outstanding	500	500
Additional paid-in capital	49,999,500	49,999,500
Deficit accumulated during the development stage	(31,101,665)	(12,510,991)

Total stockholders’ equity	18,898,335	37,489,009

Total liabilities and stockholders’ equity	$21,425,202	$39,577,193

See accompanying notes.

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Statements of Operations

			Period From
			October 23, 2006
			(Inception) to
	Year Ended December 31		December 31,
	2008	2007	2008
Operating expenses:
Research and development	$18,739,975	$12,323,416	$32,822,168
General and administrative	798,018	790,996	1,649,350

Loss from operations	(19,537,993)	(13,114,412)	(34,471,518)

Interest income	947,319	2,323,194	3,369,853

Net loss	$(18,590,674)	$(10,791,218)	$(31,101,665)

See accompanying notes.

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Statements of Stockholders’ Equity
Period From October 23, 2006 (Inception) to December 31, 2008

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock in December 2006 for cash	50,000	$500	$49,999,500	$—	$50,000,000
Net loss and comprehensive loss	—	—	—	(1,719,773)	(1,719,773)

Balance as of December 31, 2006	50,000	500	49,999,500	(1,719,773)	48,280,227
Net loss and comprehensive loss	—	—	—	(10,791,218)	(10,791,218)

Balance as of December 31, 2007	50,000	500	49,999,500	(12,510,991)	37,489,009
Net loss and comprehensive loss	—	—	—	(18,590,674)	(18,590,674)

Balance as of December 31, 2008	50,000	$500	$49,999,500	$(31,101,665)	$18,898,335

See accompanying notes.

Symphony Allegro, Inc.
(A Wholly Owned Subsidiary of Symphony Allegro Holdings LLC)
(A Development Stage Company)
Statements of Cash Flows

			Period From
			October 23, 2006
			(Inception) to
	Year Ended December 31		December 31,
	2008	2007	2008
Operating activities
Net loss	$(18,590,674)	$(10,791,218)	$(31,101,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(3,980)	466	(107,180)
Accounts payable	(20,827)	—	—
Payable to related parties	258,320	255,870	1,562,952
Accrued clinical trial expenses to related party	201,190	(56,415)	898,915
Accrued expenses	—	84,629	65,000

Net cash used in operating activities	(18,155,971)	(10,506,669)	(28,681,978)

Financing activities
Issuance of common stock	—	—	50,000,000

Net cash provided in financing activities	—	—	50,000,000

Net (decrease) increase in cash and cash equivalents	(18,155,971)	(10,506,669)	21,318,022
Cash and cash equivalents at beginning of period	39,473,993	49,980,661	—

Cash and cash equivalents at end of period	$21,318,022	$39,473,993	$21,318,022

See accompanying notes.

1. Organization and Significant Accounting Policies
Organization and Basis of Presentation
Symphony Allegro, Inc. (a wholly owned subsidiary of Symphony Allegro Holdings LLC) (a development stage company) (the Company) was organized as a Delaware Corporation on October 23, 2006 (inception). The Company is a wholly owned subsidiary of Symphony Allegro Holdings LLC (Holdings).
The Company is a biopharmaceutical company formed to collaborate with Alexza Pharmaceuticals, Inc. (Alexza) on three clinical-stage programs focusing on the administration of certain generic drugs through the use of the Staccato inhalation pharmaceutical delivery device previously developed by Alexza.
One of the Company’s programs consists of Phase III testing of the Staccato system for delivery of the drug Loxapine in mitigating the effects of acute agitation in schizophrenia or bipolar disorder and, in a separate program, Phase II testing of Loxapine for the treatment of migraine headaches.
The third program involves studies in delivery of the drug Alprazolam for the treatment of acute panic attacks. With respect to the third program, in July 2008, following receipt of negative results from the Phase II study, the Joint Development Committee undertook to halt planning for any further studies involving Alprazolam in the treatment of acute panic attacks. The funds previously allocated to this program, which was in a wind-down phase as of December 31, 2008, have been reallocated to the Company’s other remaining active programs.
The Company began operations on December 1, 2006, and is currently in the development stage, consisting primarily of research, development, and clinical activities. The Company expects to incur losses over the next several years as it continues to develop its technologies. There can be no assurance that the Company’s efforts with regard to these matters will be successful. The Company operates in one business segment in the United States of America.
Symphony Capital Partners (Symphony Capital) and the investors in Symphony Allegro Investors LLC (Investors) have contributed to Holdings’ initial funds in an aggregate amount of $50,000,000.
RRD International, LLC (RRD) manages the Company (see Note 2(c)), and Alexza is primarily responsible for the Company’s Development Plan and Development Budget (see Note 2(b)). The Company’s Joint Development Committee oversees and approves the Development Plan and Development Budget.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

1. Organization and Significant Accounting Policies (continued)
Recent Accounting Pronouncements
Emerging Issues Task Force Issue No. 07-3
Effective January 1, 2008, the Company adopted the Emerging Issues Task Force (EITF) Issue No. 07-3 (EITF 07-3), Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities. The scope of EITF 07-3 is limited to nonrefundable advance payments for goods and services to be used or rendered in future research and development activities pursuant to an executory contractual arrangement. This issue provides that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized. The Company adopted the provisions of EITF 07-3 prospectively for new contracts entered into on or after January 1, 2008. The adoption of the provisions of EITF 07-3 on January 1, 2008, did not have a material impact on the Company’s financial position, results of operations, or cash flows.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Investments are made solely in a money market fund, which are subject to minimal credit and market risk. All investments are classified as available for sale and are carried at fair value. Unrealized gains or losses, if any, are reported as other comprehensive income or loss. There were no unrealized gains or losses on these investments as of December 31, 2008 or 2007.
Comprehensive Loss
To date, there are no items of other comprehensive loss and, accordingly, comprehensive loss equals net loss.
Research and Development
Costs incurred for research and development are expensed as incurred.
Fair Value of Financial Instruments
The Company carries cash and cash equivalents at fair value. The Company’s other financial instruments, including accounts payable and accrued liabilities, are carried at cost, which management believes approximates fair value given their short-term nature.
Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and enhances disclosures about fair value measurements. The Company applied the provisions of SFAS 157 prospectively. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value. The levels are as follows:

1. Organization and Significant Accounting Policies (continued)
•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
In February 2008, the Financial Accounting Standards Board (the FASB) issued FASB Staff Position (FSP) No. 157-2 (FSP 157-2), Partial Deferral of the Effective Date of Statement 157. FSP 157-2 delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually, to fiscal years beginning after November 15, 2008.
In accordance with FSP 157-2, the Company deferred the adoption of SFAS 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The adoption of SFAS 157 for financial assets and financial liabilities, effective January 1, 2008, did not have a material effect on the Company’s financial position, operating results, or cash flows.
The fair values of the Company’s cash equivalents approximate book value primarily due to the short-term maturities of the investments and the low incidence of changes in security credit ratings.
The following table represents the Company’s fair value hierarchy, as defined by SFAS 157, for its financial assets measured at fair value on a recurring basis as of December 31, 2008 (in thousands):

	Level 1	Level 2	Level 3	Total

Money market fund	$21,293	$—	$—	$21,293

Total	$21,293	$—	$—	$21,293

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains balances of cash and cash equivalents in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts. The Company has invested its excess cash in a money market fund with maturities of 90 days or less. The Company believes that its established guidelines for investment of its excess cash are adequate to maintain the safety and liquidity of its investments.
Income Taxes
Income taxes have been recorded using the liability method. Accordingly, any income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets, liabilities, operating losses, and tax credit carryforwards are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences, operating losses, and tax credit carryforwards are expected to be recovered or settled.

1. Organization and Significant Accounting Policies (continued)
Risks and Uncertainties
The Company is subject to various risks common to companies within the pharmaceutical and biotechnology industries. These include, but are not limited to, development by competitors of new technological innovations; dependence on key personnel and outside relationships; risks inherent in the research and development of pharmaceutical and biotechnology products; protection of proprietary technology; estimation by the Company of the size and characteristics of the market for the Company’s products; acceptance of the Company’s products by the country’s regulatory agencies in which the Company may choose to sell its products, as well as acceptance by customers; health care cost containment initiatives; and product liability and compliance with government regulations and agencies, including the U.S. Food and Drug Administration (the FDA). None of these risks resulted in an adjustment to the financial statements as of December 31, 2008 or 2007.
2. Related-Party Transactions
The Company has entered into several agreements with related parties in the ordinary course of business to license intellectual property, to procure administrative and clinical development support services, to conduct clinical trials, to grant a purchase option, and to obtain funding.
(a)	Technology License Agreement and Novated and Restated Technology License Agreement

On December 1, 2006, Alexza and Holdings entered into a Technology License Agreement, which was subsequently superseded by a Novated and Restated Technology License Agreement (the Novated TLA), among the Company, Alexza, and Holdings. The Novated TLA granted the Company the exclusive right to use technology, know-how, patents, and other intellectual property rights related to the design, development, manufacture, and use of the relevant products, consisting of the applicable drug/delivery device combination, with an exclusive sublicense back to Alexza for the limited purposes of developing, making, using, and importing said products.

This agreement shall remain in force until terminated as provided for in the agreement. Either party may terminate if the other is in breach of this agreement.

(b)	Research and Development Agreement and Amended and Restated Research and Development Agreement

On December 1, 2006, Alexza and Holdings entered into a Research and Development Agreement, which was subsequently superseded by an Amended and Restated Research and Development Agreement, among the Company, Alexza, and Holdings, whereby all the initial rights and obligations of Holdings under the Research and Development Agreement were assigned and transferred to and assumed by the Company. Under the agreement, Alexza is primarily responsible for implementation of the Company’s Development Plan in accordance with the Development Budget, subject to oversight by the Joint Development Committee. Alexza also acts as the Company’s FDA sponsor for each of the research programs.

For 2008 and 2007 and for the period from October 23, 2006 (inception) to December 31, 2008, the Company recognized $18,512,485, $12,323,416, and $32,594,678, respectively, in total expenses under this agreement. The amounts payable to Alexza under this agreement were $1,223,606 and $991,651 at December 31, 2008 and 2007, respectively. The amounts of accrued research and development expenses payable to Alexza under this agreement at December 31, 2008 and 2007, were $898,915 and $697,725, respectively.

2. Related-Party Transactions (continued)
(c)	RRD Services Agreement

On December 1, 2006, the Company entered into a Services Agreement with RRD, a related party (the RRD Agreement). Under this agreement, RRD provides overall management and supervision of the Company, including hiring and discharging vendors, compensating Alexza for its fees and expenses under the Amended and Restated Research and Development Agreement, providing employees to serve as officers of the Company, maintaining the Company’s financial records, and performing all day-to-day administrative functions of the Company. RRD is also required to provide services to the Company in support of the implementation of its Development Plan, including, but not limited to, the appointment of certain RRD executive staff members to serve on the Joint Development Committee.

Under the RRD Agreement, the Company must pay RRD a service fee equivalent to $520,000 per year ($43,333 per month). The Company must also reimburse RRD for all reasonable out-of-pocket expenses, including travel. Additionally, RRD arranges for the provision of legal, audit, income tax preparation, and other professional services to the Company by independent contractors, the billings for which the Company pays directly.

The RRD Agreement shall be in full force and effect until the earlier of: (i) the fourth anniversary of the closing date (December 1, 2010); (ii) the expiration of the term (the period starting on the closing date and ending upon the termination or expiration of the purchase option period); or (iii) the purchase option closing date (see Note 2(d)). The term may be renewed upon written agreement between the Company’s Board of Directors and RRD.

During 2008 and 2007 and for the period from October 23, 2006 (inception) to December 31, 2008, the Company incurred $558,770, $586,465, and $1,190,431, respectively, in total fees and expenses under the RRD Agreement, which have been included in general and administrative expenses in the statements of operations. The amounts payable to RRD at December 31, 2008 and 2007, were $337,456 and $312,981, respectively.

2. Related-Party Transactions (continued)
(d)	Purchase Option Agreement

On December 1, 2006, the Company entered into a purchase option agreement (the Purchase Option Agreement) with Alexza and Holdings, pursuant to which, among other things, Holdings granted Alexza an option to purchase all of the equity securities of the Company on terms specified in the Purchase Option Agreement. This option is exercisable by Alexza during the period commencing on and including December 1, 2007, and ending on and including the earlier of: (i) December 1, 2010; and (ii) the 90th calendar day immediately following the first date on which an internally prepared, unaudited balance sheet of the Company (prepared in accordance with GAAP) is delivered to Alexza stating that the aggregate amount of the Company’s working capital is less than $2,000,000.

With certain limitations, Alexza may elect to extend the purchase option exercise period, but not beyond December 1, 2010, by providing additional funding to the Company to cover any shortfall pursuant to (ii) above (see Note 2(e)). If Alexza does not exercise the purchase option by December 1, 2010, then the Company will retain its exclusive license to develop and commercialize Staccato Alprazolam and Staccato Loxapine for all indications, and Alexza will maintain exclusive rights to manufacture and sell Staccato Alprazolam and Staccato Loxapine to the Company or its sublicensee for those purposes.

The purchase price is $67,500,000 plus an additional $5,000,000 per quarter commencing March 1, 2008, to a maximum of $122,500,000 on or after September 1, 2010. At Alexza’s sole discretion, a portion of the option price may be paid in shares of its common stock, but only to the extent that said stock component does not exceed the lower of: (i) 40% of the purchase option price; and (ii) 10% of the outstanding shares of Alexza’s common stock at the time that the purchase option is exercised. As of December 31, 2008, the amount of the purchase option was $87,500,000.

In the event that Alexza does not exercise the purchase option but has entered into an agreement with a third party involving the use of the Staccato inhalation drug delivery system in combination with drugs of the same class for substantially the same type of treatments as those being tested under the Company’s programs, Alexza is required, under certain conditions, to pay the Company 50% of all revenue it receives, up to the maximum amount of the purchase price had the purchase option been exercised.

Subsequent to December 31, 2008, Alexza and Holdings renegotiated the terms of the purchase option agreement (see Note 4).

(e)	Subscription Agreement and Research Cost Sharing and Extension Agreement

Holdings purchased 50,000 shares of the Company’s common stock on December 1, 2006, for $50,000,000. In addition, the Company has entered into a Research Cost Sharing and Extension Agreement with Holdings and Alexza, whereby Alexza, with certain limitations, may elect to provide supplemental funding to the Company in order to continue development of the programs and extend the purchase option exercise period. However, any such supplemental funding provided by Alexza may not expand the Development Plan beyond its then-current scope, nor extend the programs or Alexza’s purchase option exercise period beyond December 1, 2010.

3. Income Taxes
As of December 31, 2008 and 2007, the Company had deferred tax assets of approximately $14,007,000 and $5,561,000, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance, which increased by approximately $8,446,000 and $4,804,000 during 2008 and 2007, respectively. As of December 31, 2008 and 2007, deferred tax assets relate to federal and state net operating loss carryforwards of $12,554,000 and $4,948,000, respectively, and federal and state research and development credits of $1,453,000 and $613,000, respectively.
As of December 31, 2008, the Company has federal and state net operating loss carryforwards of approximately $31,102,000 and $31,116,000, respectively, expiring at various dates beginning in 2026. Utilization of the net operating loss carryforwards may be subject to substantial limitations due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. These annual limitations may result in the expiration of the net operating losses before their utilization.
4. Subsequent Event
In June 2009, Alexza entered into an agreement with Holdings to amend the provisions of and to exercise the purchase option pursuant to the purchase option agreement. In exchange for all of the outstanding shares of the Company, Alexza will, in lieu of the consideration described above: i) issue to Holdings 10,000,000 shares of Alexza’s common stock; ii) issue to Holdings a five-year warrants for 5,000,000 shares of Alexza’s common stock at an exercise price of $2.26 per share and cancel an outstanding warrants for 2,000,000 shares of Alexza’s common stock previously issued to Holdings; and iii) pay Holdings certain percentages of cash payments that may be generated from future partnering transactions for the product candidates that were licensed to the Company (the Transaction). On August 26, 2009, Alexza’s stockholders approved the Transaction in a special meeting of stockholders. The closing of the Transaction on August 26, 2009 resulted in the Company becoming a wholly owned subsidiary of Alexza.